As filed with the Securities and Exchange Commission on April 7, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Point Blank Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3129361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2102 SW 2ND STREET

POMPANO BEACH, FLORIDA 33069

(Address of Principal Executive Offices) (Zip Code)

2007 OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

Larry R. Ellis

President and Chief Executive Officer

2102 SW 2nd Street

Pompano Beach, Florida 33069

(954) 630-0900

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth L. Henderson

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104-3300

Telephone: (212) 541-2000

Fax: (212) 541-1357

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value per share	2,250,000	$0.335	$753,750	$42.06

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Calculated pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on April 1, 2009 as quoted by the Pink Sheets Electronic Quotation Service.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,250,000 shares of Common Stock, par value $0.001 per share, of Point Blank Solutions, Inc. (the “Company”), issuable pursuant to the Company’s 2007 Omnibus Equity Incentive Plan.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities of the Company, the Company hereby incorporates herein by reference the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 18, 2008 (File No. 333-149793), with respect to the Company’s 2007 Omnibus Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2008 (File No. 333-149793), by Point Blank Solutions, Inc., a Delaware corporation (the “Company” or the “Registrant”) are incorporated herein by reference. In addition, the following documents filed with the Commission by the Company are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 17, 2009.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all common stock offered hereunder has been sold or which deregisters all common stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pompano Beach, state of Florida, on the 7th day of April, 2009.

Point Blank Solutions, Inc.

By:	/s/ Larry Ellis
Larry Ellis
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Point Blank Solutions, Inc., hereby severally constitute and appoint Larry Ellis and Michelle Doery and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Larry Ellis	President and Chief Executive Officer	April 7, 2009
Larry Ellis	(Principal Executive Officer)

/s/ Michelle Doery	Interim Chief Financial Officer	April 7, 2009
Michelle Doery	(Principal Financial Officer and Principal Accounting Officer)

/s/ James R. Henderson	Chairman of the Board	April 7, 2009
James R. Henderson

/s/ Bernard C. Bailey	Director	April 7, 2009
Bernard C. Bailey

/s/ Martin R. Berndt	Director	April 7, 2009
Martin R. Berndt

/s/ Robert Chefitz	Director	April 7, 2009
Robert Chefitz

/s/ Terry Gibson	Director	April 7, 2009
Terry Gibson

/s/ Maurice J. Hannigan	Director	April 7, 2009
Maurice J. Hannigan

/s/ Merrill A. McPeak	Director	April 7, 2009
Merrill A. McPeak

EXHIBIT INDEX

Exhibit Number	Description
5.1	*Opinion of Bryan Cave LLP

10.1	Restated 2007 Omnibus Equity Incentive Plan (Incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2008.)

23.1	*Consent of Bryan Cave LLP (Included in Exhibit 5.1.)

23.2	*Consent of Rachlin LLP

24.1	*Power of Attorney (Contained on Signature Page hereto.)

*	Filed herewith

5